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                                                         Exhibit 23.8

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Cendant Corporation (formerly known as CUC International Inc.) of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Annual Report on Form 10-K of
CUC International Inc. for the year ended January 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
Tampa, Florida
January 28, 1998